UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES  EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

  The National Security Group, Inc.

  (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
The filing fee of $ was calculated on the basis of the information that follows:
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

661 East Davis Street, Elba, Alabama 36323

Notice of Annual Meeting of Stockholders
May 20, 2011

To the Stockholders of The National Security Group, Inc.:

Notice is hereby given of the Annual Meeting of Stockholders of The National Security Group, Inc., a Delaware corporation (the "Company"), to be held at the principal executive offices of the Company, 661 East Davis Street, Elba, Alabama, on Friday, May 20, 2011, at 10:00 a.m. for the purpose of considering and acting upon the following:

1.	The election of four (4) members to the Board of Directors to serve three-year terms until their successors are duly elected and qualified;

2.	To ratify selection of independent auditors;

3.	The transaction of such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The close of business on March 21, 2011, has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders.  Stockholders are cordially invited to attend the Annual Meeting in person.

In addition to voting by proxy, you may use the internet to transmit your voting instructions.  Online voting is available at www.proxyvote.com.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2011.  Telephone voting is available by calling 1-800-690-6903.  Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2011.  Have your proxy card in hand when you call and then follow the instructions.

The Company’s Proxy Statement is submitted herewith, together with the Annual Report for the year ended December 31, 2010, and is also available in the “Investors” section of our website at www.nationalsecuritygroup.com.  You may also request a copy through www.proxyvote.com using your Control Number.

BY ORDER OF THE BOARD OF DIRECTORS

                           Bette Ham

Elba, Alabama
April 8, 2011

Your Vote is Important
Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience.  This will ensure the presence of a quorum at the meeting.  An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail.  Early submittal of your proxy will not prevent you from voting your shares in person if you desire to attend, as your proxy is revocable at your option.

661 East Davis Street, Elba, Alabama 36323

Proxy Statement
For Annual Meeting of Stockholders
to be held May 20, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The National Security Group, Inc. (the “Company”), to be voted at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Central Time) on May 20, 2011, at the Conference Center located adjacent to the principal executive offices of the Company, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (“Annual Meeting”).  Any reference to “the Group” or any use of the terms “Company,” “we,” “us” or “our” in this proxy statement refers to The National Security Group, Inc.  This Proxy Statement, dated April 8, 2011, is being mailed to holders of the Company common stock on or about March 21, 2011.

At the Annual Meeting, the stockholders of the Company will vote on matters noted in the proxy.   If the enclosed proxy is properly signed and returned, your shares will be voted on all matters that properly come before the Annual Meeting for a vote.  If instructions are specified in your signed proxy with respect to matters being voted upon, your shares will be voted in accordance with your instructions.  If no instructions are so specified, your shares will be voted "FOR" the election of the persons nominated as directors in the proxy statement and “FOR” the ratification of selection of independent auditors.  So far as is now known, there is no business to be acted upon at the Annual Meeting other than as set forth above, and it is not anticipated that other matters will be brought before the Annual Meeting.  If, however, other appropriate matters are duly brought before the Annual Meeting, the persons appointed as proxy agents will have discretion to vote or act thereon according to their own judgment.

Whether or not you attend the Annual Meeting, your vote is important.  Accordingly, you are asked to sign and return the accompanying proxy, regardless of the number of shares you own.  Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy.  Shares of common stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter.  In addition, shares of common stock represented by "broker non-votes" (i.e., shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power or (iii) the record holder has indicated that it does not have authority to vote such shares on the matter) generally will be treated as present for the purposes of determining a quorum.  The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the election of the nominees to the Board of Directors.  With respect to this matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which brokers would hold authority, a broker non-vote will have no effect on the vote.

A proxy may be revoked at any time prior to its exercise (i) by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting by itself will not revoke a proxy.

Voting Securities and Securities Ownership

The Board of Directors has fixed the close of business on March 21, 2011, as the record date for the determination of stockholders who are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof.  On the record date, the Company had outstanding 2,466,600 shares of common stock, the holders of which are entitled to one vote per share.  No shares of any other class of common stock are issued or outstanding.  The Company has retained Broadridge Financial Solutions, Inc. to assist in the distribution of proxy materials and solicitation of votes.  The Company bears all costs associated with the distribution and solicitation.

Proposal One:  Directors are elected by a plurality of the votes cast at the Annual Meeting on this proposal and the four nominees who receive the most votes will be elected.  Your vote is important. Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience.  Early submittal of your proxy will not prevent you from voting your shares in person if you desire to attend, as your proxy is revocable at your option.

Please note the rules that guide how brokers vote your stock have changed.  Your brokerage firm or other nominee may no longer vote your shares with respect to Proposal One without specific instructions from you as to how to vote with respect to the election of each of the three nominees for director, because election of directors is no longer considered a “routine” matter under the NASDAQ rules.  Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

Proposal Two:  To be approved, this proposal must receive an affirmative majority of the total votes cast “FOR” and “AGAINST” this proposal at the meeting.  Proposal Two is considered a “routine” matter under the NASDAQ rules and, therefore, brokerage firms and nominees that are members of the NASDAQ have the authority under those rules to vote their customers’ unvoted shares on Proposal Two if the customers have not furnished voting instructions within a specified period of time prior to the Meeting.  Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of this proposal.

Stock Ownership of Directors, Nominees and Executive Officers

The following table sets forth information with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) directors, nominees for director and executive officers; and (3) all directors and executive officers as a group.  This information is as of the Record Date, except as otherwise indicated.  To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Names	Number of Shares Owned	1	Percent of Common Stock
Carolyn E. Brunson**	389,175	2	15.78%
Fred Clark, Jr.	121,077	5	4.91%
Winfield Baird	118,409		4.80%
W. L. Brunson, Jr.	81,876	4	3.32%
Jack E. Brunson	179,452	3	7.28%
Donald Pittman	42,220	7	1.71%
Mickey L. Murdock	23,285		*
James B. Saxon**	23,112		*
L. Brunson White	9,038		*
Fleming G. Brooks	13,550		*
Paul C. Wesch	7,372		*
Walter P. Wilkerson	6,834		*
Frank B. O'Neil	1,100		*

Directors and Officers (as a group, 15 persons including persons named above)	1,036,097	6	42.01%
* Less than 1%
** Director Emeritus (non-voting member of the board)
1For purposes of this table, an individual is considered to "beneficially own" any shares of the Company if he or she directly or indirectly has or shares (i) voting power, which includes power to vote or direct voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.  All amounts include stock held in a spouse's name.

2Includes stock held in Brunson Properties, a partnership (W.L. Brunson Estate), Carolyn E. Brunson and W. L. Brunson, Jr., Managing Partners.

3Includes 45,641 shares held in Jack R. Brunson Estate and 90,907 shares held in Edna A. Brunson Estate.
4Includes 71,490 shares held by the Jerry B. Brunson Marital Trust and the Jerry B. Brunson Family Trust.  Sara B. Brunson and W. L. Brunson, Jr. co-trustees.  W. L. Brunson, Jr. disclaims beneficial ownership of these shares.

5 Includes 119,877 shares held in Trust by Clark’s Investment Group, Ltd.
6 Includes 36,140 units held in 401-K plan.
7 Includes 30,000 shares held by the JE and Marjorie B. Pittman Family Trust. John E. Pittman, III and Donald S. Pittman co-trustees.

Proposal One: Election of Directors

The Bylaws of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible.  The term of each director is three years and the terms are staggered to provide for the election of one class of directors each year.  At the Annual Meeting, our stockholders will elect three directors to hold office until the 2014 Annual Meeting and until their respective successors have been duly elected and qualified.  The Board of Directors, upon the recommendation of the Nominating Committee, has nominated the following directors, to serve again as directors until the 2014 Annual Meeting and until their respective successors have been duly elected and qualified:

W. L. Brunson, Jr., 52 President/CEO Nominee
W. L. Brunson, Jr. has served as a director since 1999 and as President and Chief Executive Officer of the Company since  2000.  He holds the position of President of NSIC.  He joined the Company in 1983.  Mr. Brunson is a Director of NSFC, NATSCO, NSIC and Omega One.  Mr. Brunson is also a member of the Alabama State Bar.  Mr. Brunson has extensive knowledge of the insurance industry and regulation as well as significant experience in the areas of operations, corporate strategy, structure and law.

Elba, Alabama
	NSEC Board and Board Committees	Meeting Attendance
Director since 1999	Board of Directors	4 of 4	100%
	Executive Committee

Fred Clark, Jr., 50 Nominee
Fred Clark, Jr. is currently President and Chief Executive Officer of Alabama Municipal Electric Authority in Montgomery, Alabama.  He was formerly Executive Director of The Electric Cities of Alabama and Executive Director of the Alabama Farmers Federation, President of Alabama Rural Electric Association of Cooperatives, Montgomery, Alabama, State Director for U. S. Senator Richard Shelby, Legislative Representative for National Rural Electric Cooperative Association and Legislative Assistant to U. S. Senator Howell Heflin.  He previously served on the board of Capitalsouth Bankcorp.  Mr. Clark has extensive leadership skills, experience in government relations, experience in heavily regulated industry, financial acumen developed through his extensive executive and board experience, and has developed significant industry knowledge through his tenure as a director.

Elba, Alabama
	NSEC Board and Board Committees	Meeting Attendance
Director since 1996	Board of Directors	4 of 4	100%
Independent	Compensation Committee	4 of 4	100%
	Nominating Committee	1 of 1	100%
	Executive Committee

Mickey Murdock, 68 Dividend Committee Chairman Nominee
Mickey Murdock has served as a director since 1976.  Mr. Murdock retired from the Company in 2009 having served as Senior Vice President.  From 1982 to 2002 he served as Chief Financial Officer and Treasurer of the Company.  Prior to that time, he served as Vice President and Controller of the Company.  He joined the Company in 1970.  Mr. Murdock previously served as a Director of NSIC, NSFC, Omega One, and NATSCO.  Mr. Murdock was a Certified Public Accountant before retiring.  Mr. Murdock has extensive knowledge of the insurance industry and regulation coupled with significant experience in operations, risk management, budgeting, financial reporting and investor communications.

Elba, Alabama
	NSEC Board and Board Committees	Meeting Attendance
Director since 1976	Board of Directors	4 of 4	100%
	Dividend Committee	3 of 3	100% of meetings; appointed 5/14/2010

Paul Wesch, 55 Compensation Committee Chairman Nominee
Paul Wesch currently serves on the Board of Directors and is General Counsel and Executive Vice President of The Mitchell Company, Inc., a southeastern real estate development firm in Mobile, Alabama.  He is a member of the Mobile County, State of Alabama and American Bar Associations.  Mr. Wesch has extensive executive experience, knowledge of corporate governance, real estate development, corporate and real estate law.

Mobile, Alabama
	NSEC Board and Board Committees	Meeting Attendance
Director since 2002	Board of Directors	4 of 4	100%
Independent	Compensation Committee	4 of 4	100%

All of the Nominees are currently serving as Directors of the Company.  Each nominee has indicated a willingness to continue to serve as a director.  Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board of Directors may nominate on the recommendation of the Nominating Committee.

The persons named in the enclosed proxy intend to vote "FOR" the election of the Nominees unless the proxy is marked to indicate that such authorization is expressly withheld.  Should any of the Nominees be unable to accept nomination or election (which the Board of Directors does not expect) or should any other vacancy have occurred in the Board, it is the intention of the persons named in the enclosed proxy to vote for the election of the person or persons whom the Board of Directors recommends.

The Board of Directors Unanimously Recommends
a Vote "For" the Election of the Above Nominees as Directors.

Proposal Two:  Ratification of Company Independent Auditors

The Audit Committee of the Board of Directors has selected Warren, Averett, Kimbrough & Marino, LLC. as the Company’s independent auditors for the calendar year ending December 31, 2010, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.  Representatives of the firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Warren, Averett, Kimbrough & Marino, as the Company’s independent auditors is not required by the Company’s by-laws or otherwise.  However, the Board is submitting the selection of Warren, Averett, Kimbrough & Marino to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal.  Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board of Directors Unanimously Recommends That the Stockholders Vote “For” The Ratification of the Selection of Independent Auditors.

Independent Registered Public Accounting Firm’s Fees

Aggregate fees for professional services rendered for the Company by Warren, Averett, Kimbrough & Marino, LLC during the years ended December 31, 2010 and 2009 and services rendered for the Company by the predecessor auditing firm billed during the year ended December 31, 2009 were as follows:

Year Ended December 31	2010	%	2009	%
Audit Fees(1)	$150,680	84%	$136,860	50%
		0%	101,140	37%
Audit-Related Fees(2)	2,750	2%	11,715	4%
Tax Fees(3)	16,220	9%	15,975	6%
All Other Fees(4)	9,917	6%	7,590	3%
Total	$179,567	100%	$273,280	100%

(1)
Audit Fees were for professional services rendered in connection with the review and audit of the Company’s annual financial statements for the year ended December 31, 2010, and same period for the prior year as well as for the review of the Company’s interim financial statements included in quarterly reports on Form 10-Q during the year ended December 31, 2010, and same period for the prior year.

(2)	Audit-Related Fees were for professional services rendered in connection with disclosure research (2010) and employee benefit plan audits (2009)
(3)	Tax Fees were for tax related services and totaled approximately $16,220. The audit committee does not consider the tax related fees of $16,220 to impair the auditor’s independence.
(4)	All Other Fees were for out of pocket expenses.

Board of Directors

Director ages for nominees and current directors are at December 31, 2010.  In 1990, National Security Insurance Company was reorganized as a holding company system pursuant to a plan of exchange whereby The National Security Group, Inc., (the "Company"), became the holding company for National Security Insurance Company (NSIC), and its prior subsidiaries: National Security Fire & Casualty Company (NSFC), and NATSCO, Inc. ("NATSCO").  Subsequently Omega One Insurance Company (“Omega One”) was formed as a wholly owned subsidiary of the Fire Company.  References to tenure with the Company (in the following biographical section) include the individual's tenure with NSIC prior to the reorganization.

In addition to the persons who are standing for re-election as directors (whose biographical information is included in Proposal One above), the following is a biographical summary of our other directors:
Frank B. O'Neil, 57
Frank B. O'Neil is the Senior Vice President, Corporate Communications and Investor Relations and Assistant Corporate Secretary of ProAssurance Corporation (NYSE: PRA) of Birmingham, Alabama.  He is a member of National Investor Relations Institute, the American Society of Corporate Secretaries and is a member of the Board of Directors of the Alabama Insurance Planning Commission.  Mr. O'Neil has extensive knowledge of the insurance industry and regulation, financial reporting, investor communications, corporate governance, risk management and experience working with other public company boards.

Birmingham, Alabama
Term Expires 2013	NSEC Board and Board Committees	Meeting Attendance
Director since 2004	Board of Directors	4 of 4	100%
Independent	Compensation Committee	4 of 4	100%

Donald Pittman, 49 Audit Committee Chairman
Donald Pittman has been in the private practice of law since June of 1988, in Enterprise, Alabama.  He is a member of the Coffee County, State of Alabama and American Bar Associations.  The Board concluded that Mr. Pittman has extensive experience with real estate, corporate, tax and estate law as well as risk management, financial acumen and industry knowledge developed through his tenure as a director and service as Audit Committee Chairman.

Enterprise, Alabama
Term Expires 2013	NSEC Board and Board Committees	Meeting Attendance
Director since 2002	Board of Directors	5 of 5	100%
Independent	Audit Committee	6 of 6	100%

L. Brunson White, 54
L. Brunson White is Senior Vice President - Marketing for Alabama Gas Corporation, an Energen Company.  Energen Corporation (NYSE:EGN) is a diversified energy company with headquarters in Birmingham, Alabama.  Mr. White has worked for Energen Corporation for over 30 years in the areas of planning, development, technology, sales and marketing.  Brunson White has extensive technology and regulatory experience having served as chief information officer of a highly regulated publicly traded company as well as risk management, financial acumen and industry knowledge developed through his tenure as a director and member of the Audit Committee.

Birmingham, Alabama
Term Expires 2013	NSEC Board and Board Committees	Meeting Attendance
Director since 2002	Board of Directors	4 of 4	100%
Independent	Audit Committee	6 of 6	100%

Winfield Baird, 78 Chairman of the Board
Winfield Baird is a Chartered Financial Analyst, and currently a financial advisor with Baird Financial Management in Birmingham, Alabama.  He previously served as President of Investment Counselors of Alabama, Inc.  He was formerly a partner and manager at the Birmingham office of J. C. Bradford & Company.  Mr. Baird has extensive leadership experience as board chairman, financial acumen, risk management and investment management and reglatory knowledge developed through his experience as an investment advisor.

Birmingham, Alabama
Term Expires 2012	NSEC Board and Board Committees	Meeting Attendance
Director since 1964	Board of Directors	4 of 4	100%
Independent	Nominating Committee	1 of 1	100%
	Executive Committee

Fleming G Brooks, 65 Nominating Committee Chairman
Fleming G. Brooks is Chairman of the Board of Brooks Peanut Company, Inc. of Samson, Alabama and various affiliates of that Company.  He either serves currently or has served in the past, in various positions with associations of the agricultural community.  Mr. Brooks has extensive executive management and leadership experience having served as chairman and CEO of a diversified privately held agribusiness entity and industry knowledge developed through his tenure as a director.

Samson, Alabama
Term Expires 2012	NSEC Board and Board Committees	Meeting Attendance
Director since 2004	Board of Directors	4 of 4	100%
Independent	Nominating Committee	1 of 1	100%
	Dividend Committee	4 of 4	100%

Jack E. Brunson, 54
Jack E. Brunson has served as a director since 1999 and as President of NSFC since 1997.  He also serves on the Boards of Directors of NSFC and Omega One.  He joined the Company in 1982.  Mr. Brunson has extensive leadership experience as president of an insurance subsidiary, financial acumen and risk management experience developed through his operational and director experiences, as well as extensive industry knowledge represented by his 28 year tenure with the Company and Chartered Property and Casualty Underwriter certification.

Elba, Alabama
Term Expires 2012	NSEC Board and Board Committees	Meeting Attendance
Director since 1999	Board of Directors	3 of 4	75%
	Dividend Committee	3 of 4	75%

Walter Wilkerson, 62 Financial Expert
Walter Wilkerson is a certified public accountant and partner in the firm of Brunson, Wilkerson, Bowden & Associates, P.C. in Enterprise, Alabama.  He is also a member of the American Institute of Certified Public Accountants, Alabama Society of Certified Public Accountants and Florida Institute of Certified Public Accountants.  Mr. Wilkerson has extensive leadership experience as a managing partner, financial acumen and risk management experience developed through his experience in public accounting and involvement in business operations and planning.  He has been designated as the Audit Committee financial expert under NASDAQ listing standards, and has developed significant industry knowledge through his tenure as a director.

Enterprise, Alabama
Term Expires 2012	NSEC Board and Board Committees	Meeting Attendance
Director since 1984	Board of Directors	4 of 4	100%
	Audit Committee	6 of 6	100%
	Executive Committee

Director Compensation

The Compensation Committee periodically reviews levels of director compensation for non-employee directors of the Company.  The goal of the compensation review is to provide a median level of director compensation relative to peer group companies to attract and retain individuals to provide independent oversight of  management and bring diverse business ideas in order to provide input into strategic plans and objectives of the organization.

Non-employee directors are currently paid an annual base retainer of $23,000. Reflecting the additional workload of their oversight duties and Committee assignments, the Chairman of the Board of Directors is  paid an additional $7,000 per year ($30,000 in total); Audit Committee members are paid an additional $4,000 per year ($27,000 in total) and its Chairman is paid an additional $5,000 per year ($28,000 in total); Compensation Committee members are paid an additional $2,000 per year ($25,000 in total) and its Chairman is paid an additional $3,000 per year ($26,000 in total).  These retainers are paid in equal quarterly installments.

Directors are required to attend at least 75% of the total of all Board of Directors meetings and Committee meetings for any consecutive twelve-month period. If this attendance standard is not met, the Director’s retainer for the following twelve-month period will be proportionately reduced.   Full reimbursement is provided for travel expenses associated with Board or Committee meetings or other Company functions.

Directors may annually elect to defer compensation into a non-qualified deferred compensation plan (NQDC).  Participants in the NQDC plan may select from a group of externally managed investment options.  The Company also does not guarantee returns for any component of funds deferred in the NQDC plan.

Director Compensation Table
Name	Fees Earned or paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation	All Other Compensation	Total
Winfield Baird	30,000	-	-	-	30,059	-	60,059
Fleming G. Brooks	23,000	-	-	-	13,254	-	36,254
Fred Clark, Jr.	25,000	-	-	-	1,479	-	26,479
Mickey Murdock	23,000	-	-	-	31,361	-	54,361
Frank B. O'Neil	25,000	-	-	-	13,484	-	38,484
Donald Pittman	28,000	-	-	-	3,243	-	31,243
Paul C. Wesch	26,000	-	-	-	8,550	-	34,550
L. Brunson White	27,000	-	-	-	-	-	27,000
Walter P. Wilkerson	27,000	-	-	-	38,240	-	65,240

Selection of Directors

The Board of Directors is responsible for management oversight, and its goal is to assemble a board that works cohesively and that constructively challenges and questions management.  The Nominating Committee Charter sets forth the following guidelines for Board membership:
•	Experience as a board member of another publically traded corporation
•	Experience in industries or with technologies relevant to the Company
•	Experience in accounting or financial reporting
•	Other such professional experience as the Nominating Committee shall determine to qualify an individual for Board Service

It is the goal of the Nominating Committee to ensure that the Board and its Committees include independent directors as promulgated by NASDAQ and the Securities and Exchange Commission.  Directors shall exercise good business judgment and even temperament.  Directors shall exhibit high ethical standards.  Directors shall also be independent thinkers with the intelligence to articulate their thoughts and opinions in a constructive manner.  As stated in the Nominating Committee’s Charter, it is the Company’s policy to not discriminate on the basis of race, gender or ethnicity and the board is supportive of any qualified candidate who would also provide the board with more diversity.  The Board has not adopted any policy on diversity with respect to its directors, but seeks a balance of experience among the directors so that the Board as a whole has experience and training from various disciplines and industries.

To review the charter of the Nominating Committee in its entirety, please visit:

http://www.nationalsecuritygroup.com/public/Investors/NominatingCommitteeCharter.aspx

Board Leadership Structure and Risk Oversight

While the By-Laws and corporate governance policy do not require that the Chairman and Chief Executive Officer positions be separate, the Board believes that having separate positions is the appropriate leadership structure for the Company at this time.  Currently the Board is comprised of eight independent directors, two employee directors, one retired employee director and two non-voting directors emeritus.  Independent directors and management have different perspectives and roles in strategy development.  The Company does not have a lead independent director as the current board chairperson is an independent director.  Independent directors bring experience, oversight and expertise from outside the organization while employee directors bring industry experience and expertise.

Management is responsible for the day-to-day management of risks, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  Executive Officers are present at every board meeting and most committee meetings and are available to address any questions or concerns raised by the directors regarding risk management and any other matters.  In addition, executive officers present information regarding the Company’s operations, including associated risks and mitigation measures at each Board meeting.  The Audit Committee lends support to the Board of Directors in reviewing the Company’s consideration of material risks and overseeing the Company’s management of material risks.

Corporate Governance

The system of governance followed by the Company is codified in the Policy on Corporate Governance, Senior Financial Officers’ Code of Ethics and the charters of the Nominating and Audit Committees of the Board of Directors.  The guidelines provided in these documents are intended to give surety that the Board will have the necessary power and practices in place to review and evaluate the Company’s business operations and to make decisions that are independent of the Company’s management.

The corporate governance documents, including committee charters, are reviewed periodically and updated when necessary to reflect changes in practice and regulatory requirements.  The Board has five committees:  an Audit Committee, a Compensation Committee, a Dividend Committee, a Nominating Committee and an Executive Committee.  The corporate governance policy and code of ethics are both posted on the Company’s website at www.nationalsecuritygroup.com/public/Investors/Governance.aspx.   If you would like to receive a copy of the corporate governance documents, send your request in writing to The National Security Group, Inc., Office of the Corporate Secretary, 661 East Davis Street, Elba, Alabama 36323.

Meetings and Executive Sessions of the Board

The Board of Directors holds regularly scheduled quarterly meetings.  During the last full calendar year, the Board of Directors of the Company held four regularly scheduled meetings and no special meetings.  Executive sessions of independent directors followed each regularly scheduled board meeting.  All directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served during calendar year 2010.  The Company has not adopted a formal policy regarding Board members’ attendance at the Company’s annual stockholder meetings; however, the Company encourages all Board members to attend the annual stockholder meetings. Each of the Company’s directors attended the 2010 Annual Meeting of Stockholders.

The following provides a description of each committee of the Board of Directors.  Each of the committees has authority to engage legal counsel or other experts or consultants at its discretion when it is believed the services of said persons are necessary to carry out the committee’s responsibilities.  The Board of Directors has determined that each member of each committee meets the standards of independence under the NASDAQ listing standards.

Compensation Committee

The primary responsibilities of the Compensation Committee include: responsibility for recommending officers, setting the salaries of officers, setting fees for directors, approval of officer bonuses and presenting such information to the Board of Directors for full consideration.

Audit Committee

The Audit Committee assists the Board in its supervisory function, specifically in the oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company.  Responsibilities include overseeing the Company’s internal accounting function as well as compliance with applicable legal, ethical and regulatory requirements.  The Committee is also charged with the appointment, compensation, retention and oversight of the Company’s independent auditor.  The Committee has confidence in the expertise and knowledge of management and the independent auditor.  The Committee relies on management and the independent auditor in carrying out the duties with which it is charged.  The Committee’s duties are described in detail in the Audit Committee Charter.  The Board has designated Walter P. Wilkerson as the audit committee financial expert as defined by the Securities and Exchange Commission rules.

Dividend Committee

The key responsibility of the Dividend Committee is to determine the amount of dividends paid to stockholders and recommend such payments for consideration to the full Board.

Nominating Committee

The key responsibilities of the Nominating Committee are to determine the slate of director nominees for election to the Company’s Board of Directors and identify and propose candidates to fill vacancies occurring between annual stockholder meetings.  No procedure has been established by the committee for considering nominations by the stockholders.

Executive Committee

The Executive Committee is empowered by the by-laws to act with the authority of the full board when necessary should events arise in which the full board is unavailable.  There have been no meetings of the Executive Committee.

Independent Directors

The Board evaluates the independence of each director in accordance with applicable laws and regulations, the listing standards of the NASDAQ Stock Market and the standards set forth in the Policy on Corporate Governance. The Board has determined that the following directors are considered independent based on the aforementioned guidelines:  Winfield Baird, Fleming G. Brooks, Fred Clark, Jr., Frank B. O’Neil, Donald S. Pittman, Paul C. Wesch, L. Brunson White and Walter P. Wilkerson.

Stockholder Communications with Directors

A stockholder who would like to communicate directly with the Board, a committee of the Board, the non-employee directors as a group or with an individual director, should send the communication to:

The National Security Group, Inc.
Office of the Corporate Secretary
Board of Directors [or committee name, the non-employee directors as a group or director’s name, as appropriate]
661 East Davis Street
Elba, Alabama 36323

All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board on a periodic basis.

Certain Relationships and Related Transactions

The family relationships, not more remote than first cousin, which exist among the directors and nominees as of December 31, 2010, are as follows:

W. L. Brunson, Jr., Donald S. Pittman and Jack E. Brunson are first cousins.  Mr. James Saxon (Director Emeritus) is the uncle of L. Brunson White.  Mrs. Carolyn Brunson (Director Emeritus) is the mother of W. L. Brunson, Jr.  See also the discussion under the heading "Compensation Committee Interlocks and Insider Participation."

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee of the Board of Directors believes its policies and procedures should remain flexible in order to: best react to changing conditions; ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements; and ensure that the corporate accounting and reporting practices of the corporation are of the highest quality. In carrying out its responsibilities, the audit committee pre-approves audit fees as well as reviews and approves the scope of the proposed audit, audit procedures and other services to be performed.

Compensation Discussion and Analysis

Executive Compensation

The primary oversight of the Company's executive compensation plan rests with the Compensation Committee of the Board of Directors which is composed entirely of independent directors.

The primary objective of the Compensation Committee in setting compensation levels for executive officers is to enhance the Company’s ability to attract and retain talented individuals for its executive positions by ensuring that we provide competitive benefits relative to our size and geographic location.  The current compensation plan consists of three elements: base salary, short term cash incentive compensation and retirement benefits under a 401K plan and supplemental executive retirement plan (SERP).  Base salaries are set by the Compensation Committee, including any annual increases, and are ratified by the full Board of Directors.  The Compensation Committee considers factors such as industry surveys, particularly focusing on those companies of similar size and business focus, individual performance and changes in job duties of named executives in any material adjustments in individual compensation levels.

The Compensation Committee reviews salary levels annually relative to the compensation of peer group executive officers. As part of our review, we utilize insurance industry executive compensation surveys, particularly those which provide composite information for the Company's applicable size category, as determined by annual insurance premium revenue.  Due to other considerations such as geographic location of the Company, base compensation levels for the executive officers of the Company are typically at or below median levels for each of the applicable job classifications provided in the executive compensation surveys.

The objective of the bonus incentive plan provided to executive officers is to reward executives for financial performance on an annual basis and consists of two primary components.  The first component is a fixed bonus percentage based on an absolute return on equity.  The bonus percentages under this component range from 15% to 35% of base compensation for the CEO and 10% to 30% for other named executive officers.  No bonus is paid under this component for a return on equity of less than 8%.  The second component consists of a bonus percentage based on performance relative to a peer group of companies with the maximum bonus payable under this component being 50% of base compensation.  The maximum bonus payable under both components of the plan is fixed at 70% of base compensation for the CEO and 60% for other named executive officers.  The Compensation Committee reserves the right to withhold bonuses for the CEO or any named executive for personal performance during a year, regardless of the Company's overall performance.  No bonuses will be paid for 2010.

Executive officers are covered by two primary retirement benefit plans.  We offer a defined contribution 401(k) plan under which all employees may defer a portion of compensation, subject to IRS limits for 2010 of $16,500 per year and over age 50 "catch-up" contributions for 2010 of $5,500 per year.  After six months of employment, the Company will match employee deferrals on a dollar for dollar basis up to 5% of compensation.   During 2010, the Company match paid to all executive officers totaled $32,653.  We also provide a supplemental executive retirement plan (SERP) for our named executive officers. The Company contributes 15% of each executive’s compensation under the terms of this plan; contributions are fully vested upon the earlier of death, disability, change in control, or ten years of participation in the plan. Company contributions to the SERP for 2010 totaled $107,148.

The Company also offers its executive officers and directors a non-qualified deferred compensation (NQDC) plan.  Executives have the option of deferring up to 25% of base pay and 100% of bonus into the NQDC plan.  Participants in the NQDC plan may select from a group of externally managed investment options, none of which contain equity components tied to Company stock performance.  The Company also does not guarantee returns for any component of funds deferred in the NQDC plan.  The Compensation Committee may recommend to the Board of Directors, discretionary contributions to the NQDC plan for named executives; however, no such discretionary contributions were made for 2010.

The Company currently does not have a long term incentive compensation plan or any stock based compensation arrangements.  These compensation arrangements, while not currently offered, may be considered by the Compensation Committee as a future element of executive compensation.  Even though the Company does not currently offer long term incentive compensation or stock based compensation as a component of executive compensation, the Compensation Committee does believe that the long term interests of the executives are tied to the Company as the executive group and immediate family members of certain executives own, through various direct and indirect ownership arrangements, in excess of 25% of the total outstanding common stock of the Company.

We do not offer any perquisites to any of our executive officers with an aggregate value greater than $10,000.

All forms of executive compensation, with the exception of amounts deferred under NQDC plans and Company SERP contributions, are currently deductible by the Company under Federal Income Tax laws.  The Compensation Committee does not believe that the deductibility limitations of Section 162(m) of the Internal Revenue Code of 1986 as amended applies to the Company as no individual of the Company received more than $1 million in compensation.

The Company currently has no security ownership requirements or guidelines regarding the hedging of economic risk of security ownership for executive officers.

None of the executive officers is currently under written employment agreements or other written agreement providing for severance or change in control benefits other than immediate vesting of SERP plan balances under a change in control.

In accordance with the SEC's Smaller Reporting Company guidelines, the following table provides a summary of compensation for the President and CEO as well as the next two most highly compensated executive officers.

Summary Compensation Table

Name and Principle Position	Year	Salary	Bonus*	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Plan Compensation	All Other Compensation**	Total

William L. Brunson, Jr.	2010	210,000	-	-	-	-	19,467	46,953	276,420
President and CEO	2009	200,000	78,743	-	-	-	15,329	57,662	351,734
The National Security Group, Inc.	2008	199,333	-	-	-	-	(16,130)	54,006	237,209

Jack E. Brunson	2010	152,000	-	-	-	-	15,447	32,960	200,407
President,	2009	144,000	48,813	-	-	-	12,687	41,268	246,768
National Security Fire and Casualty	2008	143,906	-	-	-	-	(11,748)	40,268	172,425

Brian R. McLeod	2010	175,000	-	-	-	-	12,647	38,538	226,185
Vice President and CFO	2009	160,000	54,243	-	-	-	13,307	47,203	274,753
The National Security Group, Inc.	2008	160,057	-	-	-	-	(13,304)	43,974	190,727

*Bonus amounts are generally paid in April following the year in which the bonus is earned.

**"All Other Compensation" includes the following for W. L. Brunson, Jr. for the year 2010: contributions to the 401(K) Retirement Plan of $10,500, SERP contributions of $43,050 and other employee benefits of $4,953;  J. E. Brunson total for the year 2010 includes: 401(K) Retirement Plan contributions of $7,245, SERP contributions of $29,928 and other employee benefits of $2,915; Brian R. McLeod total for the year 2010 includes: 401(K) Retirement Plan contributions of $8,005,  SERP contributions of $34,170 and other employee benefits of $4,283.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/Distributions	Aggregate Vested Balance at Last FY

William L. Brunson, Jr.	7,700	43,050	19,467	-	51,451
Jack E. Brunson	11,880	29,928	15,447	-	63,202
Brian R. McLeod	-	34,170	12,647	-	31,857

Report of Compensation Committee

The Compensation Committee is composed of independent directors, as defined by NASDAQ listing standards.  The Committee was appointed by the Board and chartered to oversee the compensation of Company executives and directors and to review and approve all incentive compensation awarded by the Company.

Recommendations of the Compensation Committee:  We have reviewed and discussed the Compensation Discussion and Analysis (CD&A) as required by Item 402(b) of Regulation S-K with the Company’s management.  Based on this review and these discussions, the Committee authorized the inclusion of the CD&A in the Company’s 2010 Annual Report on Form 10-K and Proxy Statement to be filed in 2011.

This report has been furnished by the Compensation Committee of the Board of Directors.

Paul Wesch, Chairman
Frank B. O’Neil
Fred Clark, Jr.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is currently comprised of Paul Wesch, Fred Clark, Jr. and Frank B. O’Neil, all of whom are independent directors. The Committee members receive director fees as described in this Proxy Statement and do not receive any other compensation from the Company. During 2010, Paul Wesch’s director compensation was $26,000, Fred Clark, Jr.’s director compensation was $25,000 and Frank B. O’Neil’s director compensation was $25,000.

Employee Benefits

401(K) Plan

The Company matches employee contributions $1 for $1 up to 5% of total compensation of an individual employee.    All full-time employees are eligible to participate.  The Company contributions are made at the end of each payroll period and allocated among the participants' plan accounts based on compensation received during the year for which the contribution is made.  All Company matching contributions are 100% vested when contributed to the plan account.  Benefits are generally payable only upon termination, retirement, disability or death.

Audit Committee Report

The Audit Committee, currently consisting of three members, assists the Board of Directors with fulfilling its oversight responsibilities for the integrity of the Company’s financial statements, the financial reporting process, the system of internal controls and risk management, External audit process, independent auditor’s findings and recommendations, independence and performance, as well as the Company’s process for monitoring compliance with laws and regulations.

The Audit Committee met seven times in 2010 and reported a summary of its meetings periodically to the Board. The President, the Chief Financial Officer, and the Independent Auditor attended all regular meetings. Furthermore, the Audit Committee met separately with management and the Independent Auditor.

In accordance with its charter, the Audit Committee in 2010 reviewed the Company’s annual and interim financial statements, including non-financial information, prior to publication thereof. It also assessed in its quarterly meetings the adequacy and appropriateness of internal control policies and internal audit programs and their findings.

Based upon the Audit Committee’s discussion with management and the Independent Auditor and the Audit Committee’s review of the representation of management and report of the Independent Auditor to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

In its 2010 meetings, the Audit Committee periodically reviewed matters relating to accounting policies, financial risks and compliance with accounting standards. Compliance with statutory and legal requirements and regulations, particularly in the financial domain, was also reviewed. Important findings, identified risks and follow-up actions were examined thoroughly in order to allow appropriate measures to be taken. With regard to the Independent audit, the Audit Committee reviewed the proposed audit scope, approach and fees, the independence of the Independent auditors, and non-audit services provided by the Independent auditors.

In 2010, the Audit Committee periodically discussed the company’s policy on business controls and the Company’s major areas of risk. The Audit Committee was informed on, discussed and monitored closely the company’s internal control certification processes, in particular compliance with section 404 of the US Sarbanes-Oxley Act and its requirements regarding assessment, review and monitoring of internal controls. It also discussed tax issues, IT strategy, litigation and related provisions, geographical exposures and financing and liquidity of the company, as well as valuation and performance of investments and related impairments.

Donald S. Pittman, Chairman
L. Brunson White, Walter P. Wilkerson

Company Performance

The following graph shows a five-year comparison of cumulative returns for the Company, the NASDAQ STOCK MARKET INDEX (U.S.) and NASDAQ Insurance Stocks Index.  The cumulative total return is based on change in the year end stock price plus reinvested dividends for each of the periods shown.

		Period Ending
Index	12/31/05	12/31/06	12/31/07	12/31/08	12/31/09	12/31/10
National Security Group, Inc.	100.00	112.09	121.22	43.49	87.42	101.11
NASDAQ Stock Market Index	100.00	110.39	122.15	73.32	106.57	125.91
NASDAQ Insurance Stocks	100.00	113.85	114.83	103.81	107.23	126.67
SNL Small Cap U.S. Insurance	100.00	123.31	116.71	79.18	79.43	99.68

Stock Ownership of Certain Beneficial Owners

The following table sets forth those persons who beneficially owned, as of December 31, 2010, five percent or more of the Company’s common stock.  Unless otherwise noted, each beneficial owner has sole voting and investment powers.

Name and Address	Amount and Nature of Beneficial Ownership of Company Stock		Percentage of Class

Brunson Properties, a partnership (W. L. Brunson Estate), Elba, Alabama 36323	366,445		14.86%

Jack E Brunson Elba, Alabama 36323	179,452	*	7.28%

                                                        * Includes 45,641 shares held in Jack R. Brunson Estate and 90,907 shares held in Edna A. Brunson Estate.

Section 16(a) Beneficial Ownership Reporting Compliance

The Federal Securities laws require the Company’s directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock.  We have reviewed copies of these SEC reports as well as other records and information. Based on that review, we believe that all reports were timely filed during 2010, except one inadvertent late filing of Mr. Jack E. Brunson with respect to the settlement of the estate of his mother.  Mr. Brunson’s aggregate holdings were corrected on a Form 5 filed on February 14, 2011.

Stockholders’ Proposals

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the Annual Stockholders’ Meeting to be held in 2012, the proposal must be received by the Company at its headquarters, 661 E. Davis Street, Elba, Alabama 36323, on or before January 10, 2012.  The Board of Directors will review any stockholder proposals that are filed to determine whether such proposals meet applicable criteria for inclusion in the 2012 Proxy Statement for consideration at the 2012 Annual Meeting.

Transfer Agent and Registrar

Registrar and Transfer Company is the Transfer Agent and Registrar for the Company’s common stock:

          Registrar and Transfer Company
          10 Commerce Drive
          Cranford, NJ 07016

          1-800-368-5948
          Investor Relations Department
        www.rtco.com

Annual Reports and Financial Statement

A copy of the Company’s Annual Report to Stockholders for the calendar year ended December 31, 2010, accompanies this Proxy Statement.  The Company maintains a website (www.nationalsecuritygroup.com).  The National Security Group, Inc.’s Annual Reports to Stockholders, and/or a copy of the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to such reports that the Company files or furnishes pursuant to Section 13(a) of the Securities Exchange Act of 1934 are available through our internet website, free of charge, as soon as reasonably practical upon having been electronically filed or furnished to the Securities and Exchange Commission.

Other Matters

The Board of Directors of the Company does not know any other matters to be brought before the meeting.  If any other matters, not now known, properly come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their judgment in such matters.

Important  Notice Regarding Delivery of Stockholder Documents

Beneficial owners of Common Stock who share a single address may receive only one copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, unless their broker, bank, trustee or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as "householding," is designed to reduce printing and mailing costs. If any beneficial stockholder(s) sharing a single address wish to discontinue householding and receive a separate copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, they may contact Broadridge, either by calling (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

A majority of brokerage firms have instituted householding. If your family has multiple holdings in The National Security Group, Inc. that are held in street name with a broker, you may have received householding notification directly from your broker. If so, please contact your broker directly if you have any questions, if you require additional copies of the proxy statement or annual report, if you are currently receiving multiple copies of the proxy statement and annual report and which to receive only a single copy, or if you wish to revoke your decision to household and thereby receive multiple statements and reports.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by The National Security Group, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement titled "Report of Compensation Committee," and "Audit Committee Report" (to the extent permitted by the rules of the SEC), as well as the exhibits to this proxy statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Date: April 8, 2011

THE NATIONAL SECURITY GROUP, INC.
W L. Brunson, Jr.
President

THE NATIONAL SECURITY GROUP, INC.
661 EAST DAVIS STREET
ELBA, AL 36323

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL# → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the FOUR (4) nominees listed below to serve a 3-year term:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 W.L. Brunson, Jr. 02 Fred Clark, Jr. 03 Mickey Murdock 04 Paul Wesch

02 0000000000

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 To ratify the selection of Warren, Averett, Kimbrough & Marino, LLC as independent auditors.	☐	☐	☐

NOTE: In their discretion on such other business as may properly be brought before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000090036_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K Wrap, Notice & Proxy Statement is/are available at www.proxyvote.com .

THE NATIONAL SECURITY GROUP, INC.
Annual Meeting of Stockholders
May 20, 2011 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints W.L. Brunson and Bette Ham, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of THE NATIONAL SECURITY GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at the principal executive offices of the Company, 661 East Davis Street, Elba, Alabama, 10:00 AM, EDT on May 20, 2011, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000090036_2 R1.0.0.11699